Exhibit 99.1

PRELIMINARY-SUBJECT TO COMPLETION

PENNYMAC FINANCIAL SERVICES, INC. 3043 TOWNSGATE ROAD WESTLAKE VILLAGE, CA 91361

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 23, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 23, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign  and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E51384-S75902	KEEP THIS PORTION FOR YOUR RECORDS
PLEASE SIGN AND DATE THIS PROXY CARD.		DETACH AND RETURN THIS PORTION ONLY

PENNYMAC FINANCIAL SERVICES, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2.						For	Against	Abstain

1.               The adoption and approval of the Contribution Agreement and Plan of Merger, dated August 2, 2018, as amended  from time to time, that will create a new holding company that will initially be called New PennyMac Financial Services, Inc. as set forth in the Proxy Statement (the “Reorganization Proposal”).

						☐	☐	☐

2.               The approval of the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Reorganization Proposal.

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NOTE: Authority is hereby given to each of the proxies (and their substitutes), acting individually, to vote in accordance with their best judgment on any such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

						Yes	No
		Yes	No			☐	☐
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐	Please indicate if you plan to attend this meeting

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

E51385-S75902

PENNYMAC FINANCIAL SERVICES, INC.

Special Meeting of Stockholders

October 24, 2018 11:00 AM

This proxy is solicited by the Board of Directors

The undersigned, revoking all proxies heretofore given, hereby appoints David A. Spector and Derek W. Stark, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, in the manner provided on this proxy card, all of the shares of capital stock of PennyMac Financial Services, Inc. the undersigned is entitled to vote at the 2018 Special Meeting of Stockholders of the Company to be held at 11:00 a.m. PDT on October 24, 2018 at 3043 Townsgate Road, Westlake Village, California 91361, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if present at the meeting.

The undersigned hereby acknowledges receipt of Notice of the Special Meeting and Proxy Statement/Prospectus.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side